EXHIBIT 99.1

Biostage Reports First Quarter 2020 Financial Results

Holliston, MA – May 14, 2020 – Biostage, Inc. (OTCQB: BSTG) (“Biostage” or the “Company”), a clinical-stage biotechnology company developing bioengineered organ implants based on the Company’s novel Cellspan™ technology, today announced its financial results for the three months ended March 31, 2020.

The Company will not hold an earnings conference call at this time. The Company plans to hold a conference call at a future date to discuss its clinical and business plans based on the U.S. Food and Drug Administration (FDA) removing the clinical hold on its Cellspan Esophageal Implant (CEI) study.

Operating Highlights

On March 19, 2020, the FDA notified the Company that the clinical hold on its CEI product candidate has been removed and the Company may proceed with its First in Human (FIH) Clinical study. This FDA approval enables us to start clinical planning, including engaging with a clinical research organization and site readiness in advance of starting the clinical trial for our CEI product candidate. The COVID-19 pandemic has and will continue to affect the Company’s operations, including causing delays or difficulties in its ability to plan and commence clinical trials.

Summary of Financial Results

For the three months ended March 31, 2020, the Company reported a net loss of $2.0 million, ($0.24) per share, compared to a net loss of $1.9 million, ($0.32) per share, for the three months ended March 31, 2019. The $0.1 million year-over-year increase in net loss was due primarily to a $0.3 million increase in general and administrative expenses costs, a $0.1 million decrease in grant income for qualified expenditures from our Fast-Track Small Business Innovation Research grant, and a $0.1 million increase in expense due to the change in the fair value of our warrant liability. This was offset, in part, by a $0.4 million decrease in research and development costs.

Balance Sheet and Cash

At March 31, 2020, the Company had operating cash on-hand of $0.8 million and no debt. The Company used net cash in operations of $1.1 million during the three-month period ended March 31, 2020.

During the three months ended March 31, 2020, the Company received $1.0 million from financing activities, including approximately $0.6 million from the issuance of 151,027 shares of common stock and warrants to investors in private placement transactions, and approximately $0.4 million from the issuance of 214,000 shares of its common stock to a group of investors in connection with the exercise of previously issued warrants.

About Biostage, Inc.

Biostage is a clinical-stage biotechnology company developing bioengineered organ implants based on the Company’s novel Cellspan™ technology. The Company’s Cellspan technology combines a proprietary, biocompatible scaffold with a patient’s own cells to create an esophageal implant that could potentially be used to treat pediatric esophageal atresia and other tubular organ conditions. Our novel technology harnesses the body’s response and modulates it toward the healing process to regenerate tissue and restore the continuity and integrity of the organ. These implants have the potential to dramatically improve the quality of life for children and adults. At Biostage, we believe the future of medicine has been inside us all along.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the viability of our technology; success with respect to any clinical trials and other development and commercialization efforts of the Company’s products, which such success may not be achieved on a timely basis or at all; our financing activities; expectations as to regulatory approval of any of the Company’s products, including those utilizing its Cellspan™ and Cellframe™ technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which approvals may not be obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company’s inability to obtain needed funds in the immediate future; the impact of COVID-19 on our business and operations; the Company’s ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts

Shunfu Hu

Vice President of Business Development and Operations

774-233-7300

shu@biostage.com

Peter Chakoutis

Vice President of Finance

774-233-7300

pchakoutis@biostage.com

BIOSTAGE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share data)

	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash	$806	$913
Restricted cash	50	50
Prepaid expenses and other current assets	346	444
Total current assets	1,202	1,407
Property, plant and equipment, net	346	394
Right-of-use assets	166	191
Total non-current assets	512	585
Total assets	$1,714	$1,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$227	$241
Accrued and other current liabilities	544	438
Warrant liability	133	33
Current portion of operating lease liability	105	102
Total current liabilities	1,009	814
Operating lease liability, net of current portion	61	89
Total liabilities	$1,070	$903

Stockholders’ equity:
Undesignated preferred stock, $0.01 par value; 984,000 shares authorized and none issued and outstanding at March 31, 2020 and December 31, 2019	$-	$-
Common stock, par value $0.01 per share, 60,000,000 shares authorized at March 31, 2020 and December 31, 2019; 8,532,532 and 8,155,555 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	85	82
Additional paid-in capital	66,650	65,102
Accumulated deficit	(66,091)	(64,095)
Total stockholders’ equity	644	1,089
Total liabilities and stockholders’ equity	$1,714	$1,992

BIOSTAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months ended March 31,
	2020	2019

Revenues	$-	$-

Operating expenses:
Research and development	643	1,034
Selling, general and administrative	1,253	1,000
Total operating expenses	1,896	2,034

Operating loss	(1,896)	(2,034)

Other income (expense):
Grant income	-	114
Change in fair value of warrant liability	(100)	(7)
Total other income (expense), net	(100)	107

Net loss	$(1,996)	$(1,927)

Basic and diluted net loss per share	$(0.24)	$(0.32)
Weighted average common shares, basic and diluted	8,287	6,003

BIOSTAGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,996)	$(1,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	588	293
Depreciation	48	61
Amortization of right-of-use assets	25	23
Change in fair value of warrant liability	100	7
Changes in operating assets and liabilities:
Grant receivable	-	62
Prepaid expenses and other current assets	98	124
Accounts payable	(14)	127
Accrued and other current liabilities	82	37
Lease liabilities	(25)	(23
Net cash used in operating activities	(1,094)	(1,216

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	-	(24
Net cash used in investing activities	-	(24

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants, net of offering costs	559	-
Proceeds from exercise of warrants	428	1,000
Net cash provided by financing activities	987	1,000
Net decrease in cash and restricted cash	(107)	(240)
Cash and restricted cash at the beginning of the year	963	1,355
Cash and restricted cash at the end of the year	$856	$1,115